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                                   United States
                        Securities and Exchange Commission
                               Washington, DC 20549

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                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


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                      Date of Report: November 12, 2003

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                           BOEING CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                    95-2564584               0-10795
 (State or other jurisdiction of     (I.R.S. Employer      (Commission File No.)
 Incorporation or Organization)     Identification No.)

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               500 Naches Ave., SW, 3rd Floor o Renton, Washington 98055
                     (Address of principal executive offices)

                               (425) 393-2914
              (Registrant's telephone number, including area code)

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



Item 5.  Other Events

   This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation that was contained in The Boeing Company's press release dated November 12, 2003 which is set forth below:

      "CHICAGO, Nov. 12, 2003 - The Boeing Company [NYSE:BA] announced today it will refocus the strategic direction of wholly-owned subsidiary Boeing Capital Corporation to concentrate on supporting the operations of the company's business units. Walt Skowronski, 55, Boeing senior vice president of Finance and Treasurer, will become president of Boeing Capital Corporation. He replaces Jim Palmer, who has decided to retire from the corporation after more than 12 years with Boeing.

     'We are very grateful for Jim's service to Boeing and for leading Boeing Capital these past three years through one of the toughest downturns in the aerospace industry,' said Boeing Executive Vice President and CFO Mike Sears. 'He has done a remarkable job and leaves BCC in excellent shape.

     'Walt Skowronski will lead Boeing Capital into a new era, as over the next several years we transition to servicing our business units with direct financing and the ability to facilitate alternative financing for their customers,' Sears said. 'Walt has a thorough knowledge and understanding of the financial marketplaces, and will enable our team to structure the best financial arrangements for our customers and Boeing Capital Corporation.' Skowronski will report to Sears and continue to be a member of the company's executive council.

     Boeing Capital Corporation has a $12 billion portfolio. Approximately 80 percent of the portfolio is in its Aircraft Financial Services group, which provides financing both to buy and lease Boeing commercial aircraft. The balance is in Commercial Financial Services, which finances a wide range of equipment across multiple industries. In addition, the Space and Defense Financial Services operating group has helped Boeing customers arrange financing for satellites, launch vehicles, military transports and tankers, and other advanced-technology products. Boeing Capital Corporation has approximately 250 employees located primarily at its headquarters in Renton, Wash., and in Long Beach, Calif.

     Replacing Skowronski as corporate Treasurer will be Paul Kinscherff, 45, currently Boeing's vice president of Investor Relations.

     'Paul has done a tremendous job in leading our investor relations activities,' Sears said. 'He has a thorough knowledge of the company and a firm understanding of corporate finance and banking, trust investments, and risk management. As Treasurer, he will be a senior vice president and a member of the executive council.'

     Dave Dohnalek, 45, currently serving as assistant treasurer, corporate finance and banking, will become a vice president and lead the company's Investor Relations team.

     Skowronski joined Boeing from Lockheed Martin in 1999, where he had served as vice president and treasurer, and as vice president of investor relations. Skowronski is a graduate of Northeastern University with a bachelor's degree in electrical engineering. He earned a master's degree in business administration from Boston University.

     Kinscherff joined Boeing in 1999 as assistant treasurer, corporate finance and banking. Previously he worked for Lockheed Martin in a variety of finance positions, the last as director of corporate finance. He has a bachelor's degree in public administration from the University of California and earned master's degrees in both public policy and business administration from the University of Texas.

     Dohnalek joined Boeing in 2002 from Looking Glass Networks, Oak Brook, Ill., where he was vice president and treasurer. Previously he was assistant treasurer of Ameritech Corporation, Chicago. He has bachelor's degree in chemistry and a master's degree in civil and environmental engineering from Northwestern University. Dohnalek has also earned a master's degree in business administration in finance and marketing from the University of Chicago.

     Boeing is the world's leading aerospace company with 2002 revenues of $54 billion and more than 150,000 employees worldwide."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Boeing Capital Corporation

                                      By

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                                      Steven W. Vogeding
    November 12, 2003                 Vice President and Chief Financial Officer